UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2016

KAR Auction Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices) (Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On December 20, 2016, Automotive Finance Corporation (“AFC”), a subsidiary of KAR Auction Services, Inc. (the “Company”), and AFC Funding Corporation (“AFC Funding”), a wholly owned, bankruptcy remote, consolidated, special purpose subsidiary of AFC, entered into a Seventh Amended and Restated Receivables Purchase Agreement, dated as of December 20, 2016, by and among AFC, AFC Funding, Fairway Finance Company, LLC (“Fairway Finance”), Fifth Third Bank (“Fifth Third”), Chariot Funding LLC (“Chariot Funding”), PNC Bank, National Association (“PNC”), Thunder Bay Funding, LLC (“Thunder Bay”), BMO Capital Markets Corp., JPMorgan Chase Bank, N.A., Royal Bank of Canada and Bank of Montreal (as amended and restated, the “Receivables Purchase Agreement”), pursuant to which AFC Funding sells an undivided ownership interest in the receivables and related rights it purchases from AFC to Fairway Finance, Fifth Third, Chariot Funding, Bank of Montreal, PNC and Thunder Bay (collectively, the “Purchasers”).  The Purchasers’ investment in the receivables and related rights, together with a return thereon, is paid from collections of the finance receivables held by AFC Funding.

Also on December 20, 2016, Automotive Finance Canada Inc. (“AFCI”), a subsidiary of the Company, and the Company entered into a Fourth Amended and Restated Receivables Purchase Agreement (as amended, the “Canadian Receivables Purchase Agreement”), dated as of December 20, 2016, with BNY Trust Company of Canada, in its capacity as trustee of Precision Trust, a Canadian multi-seller conduit administered by BMO Nesbitt Burns Inc. (the “Trust”). Pursuant to the Canadian Receivables Purchase Agreement, AFCI sells undivided interests in certain eligible Canadian-dollar denominated finance receivables to the Trust on a revolving basis.

The respective finance receivables sold and a cash reserve serve as security for the obligations to the Purchasers under the Receivables Purchase Agreement and for the obligations to the Trust under the Canadian Receivables Purchase Agreement. In each case, the amount of the cash reserve depends on circumstances which are set forth in the respective agreements. After the occurrence of a termination event, as defined in the Receivables Purchase Agreement, the Purchasers may, and could, cause the stock of AFC Funding to be transferred to the agent under the Receivables Purchase Agreement for the benefit of the Purchasers, though as a practical matter the Purchasers would look to the liquidation of the receivables under the transaction documents as their primary remedy.  Upon the occurrence of a termination event under the Canadian Receivables Purchase Agreement, the Trust has discretion to liquidate the receivables under the applicable transaction documents as its primary remedy.  Termination events, as defined in the Receivables Purchase Agreement, include, among other things, breaches of representations and warranties; failures to perform covenants and other obligations as seller or servicer; violations of financial covenants related to AFC, AFC Funding or the Company (including, among others, limits on the amount of debt AFC can incur, minimum levels of tangible net worth of AFC and AFC Funding, and certain financial covenants contained in the Company’s senior secured credit agreement); defaults in payment of other indebtedness of the Company, AFC or AFC Funding; violation of certain covenants related to the performance of the receivables portfolio; the occurrence of a material adverse change in the collectability of the receivables owned by AFC Funding or the business, operations, property or financial condition of AFC or AFC Funding; certain changes in control of AFC or AFC Funding; and certain bankruptcy events with respect to AFC, AFC Funding or the Company.  The Canadian Receivables Purchase Agreement includes substantially similar termination events pertaining to AFCI, AFC and the Company, as applicable.

The following provides a brief description of the amendments effected by the Receivables Purchase Agreement and the Canadian Receivables Purchase Agreement that are material to the Company.

Receivables Purchase Agreement

•                  PNC and Bank of Montreal each became a party to the Receivables Purchase Agreement as a Purchaser and as Purchaser Agent for itself, Thunder Bay became a party to the Receivables Purchase Agreement as a Purchaser and Royal Bank of Canada became a party to the Receivables Purchase Agreement as Purchaser Agent for Thunder Bay;

•                  The aggregate maximum commitment of the Purchasers was increased from $1.25 billion to $1.50 billion;

•                  The Termination Date was extended from June 29, 2018 to January 31, 2020;

•                  Certain definitions related to eligible receivables and concentration limitations related to asset classes were modified to generally provide more flexibility to AFC Funding;

•                  Certain restrictions on the sale or assignment of Defaulted Receivables (as defined in the Receivables Purchase Agreement) were modified to provide AFC with additional flexibility in collecting such Defaulted Receivables;

•                  The amount of Tangible Net Worth AFC is required to maintain was increased; and

•                  Termination events tied to the amount of AFC’s debt and tangible net worth were modified to require the parties to negotiate in good faith to adjust the dollar and ratio amounts therein if certain changes in the accounting for leases occur.

Canadian Receivables Purchase Agreement

•                  The Termination Date was extended from June 29, 2018 to January 31, 2020;

•                  Certain definitions related to eligible receivables and concentration limitations related to asset classes were modified to generally provide more flexibility to AFCI and to provide for the discretionary inclusion of a supplemental cash reserve in calculating Net Spread;

•                  Certain restrictions on the sale or assignment of Defaulted Receivables (as defined in the Canadian Receivables Purchase Agreement) were modified to provide AFCI with additional flexibility in collecting such Defaulted Receivables;

•                  The amount of Tangible Net Worth AFC is required to maintain was increased; and

•                  Certain of the Trigger Events, the occurrence of which would, among other things, alleviate the Trust from its obligation to purchase receivables, tied to the amount of AFCI’s debt and tangible net worth were modified to require the parties to negotiate in good faith to adjust the dollar and ratio amounts therein if certain changes in the accounting for leases occur.

Certain of the Purchasers and agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for the Company and its affiliates, for which they received or will receive customary fees and expenses. JPMorgan Chase Bank, N.A. is the administrative agent and a lender and Fifth Third, PNC, BMO Harris Bank, N.A., an affiliate of Bank of Montreal and Royal Bank of Canada are lenders under a credit agreement with the Company, the ultimate parent of AFC and AFC Funding.

In addition, BMO Nesbitt Burns Inc., or certain of its affiliates (“BMO”) previously acted as agent for the Purchasers and currently acts as a purchasing agent for Fairway Finance under the Receivables Purchase Agreement, was an underwriter in the initial public offering and secondary offerings of the Company’s common stock, and has, from time to time, performed, and may in the future perform various commercial banking and other services for the Company and its affiliates.

The above description of the amendments effected by the Receivables Purchase Agreement and the Canadian Receivables Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Receivables Purchase Agreement and the Canadian Receivables Purchase Agreement, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.  The Company intends to seek an order from the Securities and Exchange Commission granting confidential treatment for certain of the information included in the Receivables Purchase Agreement and in the Canadian Receivables Purchase Agreement, respectively.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1 of this Current Report on Form 8-K is incorporated by reference in response to this item.

Forward-Looking Statements

Certain statements contained in this Report include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties.  In particular, statements made that are not historical facts may be forward-looking statements.  Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.  Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements.  Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings.  The Company does not undertake any obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2016		KAR Auction Services, Inc.

	By:	/s/ Eric M. Loughmiller
Eric M. Loughmiller
Executive Vice President and Chief Financial Officer